INTEGRATED HEALTH SERVICES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER __, 1997

     Robert N. Elkins and Lawrence P. Cirka, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Integrated Health Services, Inc. held of record by the undersigned on September 1, 1997, at the Annual Meeting of Stockholders to be held at 10:00 A.M. on ________, October __, 1997, at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.


  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

  Proposal No. 1 - Proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among RoTech Medical Corporation, a Florida corporation ("RoTech"), IHS and IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will merge with and into RoTech (the "Merger") and RoTech will become a wholly-owned subsidiary of IHS and (b) each outstanding share of common stock, $.0002 par value per share, of RoTech ("RoTech Common Stock") will be converted into the right to receive, and each right to acquire a share of RoTech Common Stock will be converted into the right to purchase, 0.5806 of a share of common stock, $.001 par value per share, of IHS, with cash paid in lieu of any fractional shares.
                             FOR  AGAINST  ABSTAIN
                             [ ]    [ ]      [ ]

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                       Dated ---------------------------- , 1997



                                       -----------------------------------------
                                       Signature



                                       ----------------------------------------
                                       Signature if held jointly


                                       The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

                                       The above-signed  acknowledges receipt of
                                       the   Notice  of   Special   Meeting   of
                                       Stockholders    and   the   Joint   Proxy
                                       Statement/Prospectus furnished therewith.

                                       PLEASE MARK,  SIGN,  DATE AND RETURN THIS
                                       PROXY CARD  PROMPTLY  USING THE  ENCLOSED
                                       ENVELOPE.